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EXHIBIT 10.64

                           INDEMNIFICATION AGREEMENT



                 THIS AGREEMENT made the 13 day of March 1996 by and between GTI Corporation, a Delaware corporation (hereinafter the "Corporation"), and Albert J. Hugo-Martinez (hereinafter "Indemnitee").

                 WHEREAS, Indemnitee is a member of the Board of Directors and an executive officer of the Corporation; and

                 WHEREAS, the Certificate of Incorporation and the By-laws of the Corporation provide for indemnification of and advancement of expenses to certain persons acting on behalf of the Corporation; and

                 WHEREAS, such Certificate of Incorporation and By-laws and the indemnification provision of Section 145 of Title 8 of the Delaware Code (hereinafter the "State Statute") provide that they are not exclusive of any other rights under any agreement, and thus, contemplate that agreements may be entered into between the Corporation and the members of its Board of Directors or officers with respect to indemnification and advancement of expenses to such directors and officer; and

                 WHEREAS, such By-laws and State Statute permit the Corporation to purchase and maintain insurance on behalf of certain persons acting on behalf of the Corporation against any liability asserted against and incurred by such persons in any capacity as such; and

                 WHEREAS, recent developments with respect to the availability of such insurance and the terms on which it may be procured have raised uncertainties concerning the adequacy and reliability of the protection afforded thereby; and

                 WHEREAS, in order to ameliorate such uncertainties and to induce Indemnitee to continue to serve the Corporation, the Corporation has determined it to be in its interest to enter into this Agreement with Indemnitee;

                 NOW, THEREFORE, in consideration of Indemnitee's continued service to the Corporation after the date hereof, the parties hereto, intending to be legally bound hereby, agree as follows:

                 1. Authorized Representative. For the purposes of this Agreement, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any other corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.



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                2.       Indemnity.  The Corporation hereby agrees to hold
harmless and indemnify Indemnitee, to the fullest extent now or hereafter permitted by law, in the event that Indemnitee was or is made is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was or is an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements) judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suite or proceeding.

                 3. Advancement of Expenses. Subject to the obligations of Indemnitee set forth in paragraph 11 (b) hereof, upon request by Indemnitee, the Corporation shall, within 45 days of such request, pay all expenses (including attorneys' fees and disbursements) incurred by Indemnitee by reason of his participation in such action, suit or proceeding referred to in paragraph 2 in advance of the final disposition of such action, suit or proceeding.

                 4.       Maintenance of Insurance.

                          (a)     The Corporation may purchase and maintain
insurance on behalf of Indemnitee against certain liabilities asserted against and incurred by Indemnitee.

                          (b)     The Corporation shall not be required to
maintain the insurance referred to in subparagraph 4(a) hereof if such insurance is not available on terms satisfactory to the then existing Board of Directors of the Corporation (hereinafter the "Board") or if, in the business judgment of the then existing Board, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

                 5.       Liability to the Corporation or the Stockholders.

                          (a)     Subject only to subparagraph (b) hereof, the
Corporation agrees that Indemnitee shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty owing to the Corporation by reason of Indemnitee's position with the Corporation.

                          (b)     Subparagraph (a) hereof shall not operate to
eliminate the liability of Indemnitee to the extent that such elimination of liability is expressly prohibited under the State Statute.

                 6.       Changes in the Law; Partial Indemnity.

                          (a) In the event of any changes, after the date of
this Agreement, in any applicable law, statute, or rule which expend the right of the Corporation to indemnify a person serving in a capacity referred to in paragraph 2 hereof, such change shall be within the purview of Indemnitee's rights and the Corporation's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Corporation to indemnify a person serving in a capacity referred to in paragraph 2 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.


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                          (b)     The indemnification provided by this
Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Corporation's Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, the State Statute, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

                          (c)     If Indemnitee is entitled under any provision
of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by Indemnitee in the preparation, investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

                 7. Contribution. If the indemnification provided in paragraph 2 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect to any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this paragraph 7 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable consideration.

                 8.       Exclusions.

                 (a) The Corporation shall not be liable to make any payment hereunder (whether in the nature of indemnification or contribution) to the extent payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy (the "Insurance Policy") or by a fund, or under the Certificate of Incorporation or By-laws of the Corporation or otherwise. If Indemnity is required to pay any amount that the Corporation is obligated to pay hereunder except for the exclusion in this subsection, before payment is reasonably expected to be made under the Insurance Policy or by the Fund or otherwise, the Corporation shall promptly advance the amount Indemnitee is required to pay for which the Corporation is liable hereunder. Any advance by the Corporation shall be made with the undertaking of Indemnitee, which hereby is given, that he shall immediately pay over to the Corporation, from the funds Indemnitee later receives under the Insurance Policy or from the Fund or otherwise, an amount equal to the amount which the Corporation advanced pursuant to this subsection.

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                 (b)      The Corporation shall not be liable hereunder for
amounts paid in settlement of a proceeding effected without its written consent, which consent may not be unreasonably withheld.

                 9. Continuation of Indemnity. All obligations of the Corporation contained herein shall continue during the period Indemnitee is an authorized representative of the Corporation and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened or pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was an authorized representative of the Corporation.

                 10. Enforcement. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable expenses (including attorneys' fees and disbursements) in bringing and pursuing such action. The burden of proving that indemnification or advances are not appropriate shall be on the Corporation.

                 11.      Obligations of Indemnitee.

                 (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Corporation of the commencement of such action, suit or proceeding; but the omission so to notify the Corporation shall not relieve the Corporation from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

                 (b) Indemnitee agrees that Indemnitee shall reimburse the Corporation for all or an appropriate portion of the expenses advanced to Indemnitee pursuant to paragraph 3 hereof if it shall be finally adjudicated that Indemnitee is not entitled to be indemnified, or not entitled to be fully indemnified because indemnification in the particular circumstances is not permitted under the applicable law.

                 (c) Indemnitee shall not settle any claim or action in any manner which would impose on the Corporation any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Corporation's prior written consent, which consent shall not be unreasonably withheld.

                 12. Defense of Claim. If any action, suit or proceeding, or any claim thereof, commenced against Indemnitee is also commenced against the Corporation, the Corporation shall be entitled to participate therein at its own expense and, except as otherwise provided herein below, to the extent that it may wish, the Corporation shall be entitled to assume the defense thereof. After notice from the Corporation to Indemnitee of its election to assume the defense of any action, suit or proceeding, the Corporation shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel and lodging expenses arising out of Indemnitee's participation in such action, suit or proceeding. Indemnitee shall have the right to employ Indemnitee's own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation to Indemnitee of its assumption of the defense thereof shall be at the

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expense of Indemnitee unless (i) otherwise authorized by the Corporation, (ii)
Indemnitee shall have reasonably concluded, and so notified the Corporation, that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, suit or proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit or proceeding, in which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this paragraph 12.

                 13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 14.      Miscellaneous.

                 (a) This Agreement shall be deemed to be a contract made under and governed by the laws of the State of Delaware.

                 (b) This Agreement shall be binding upon Indemnitee, his heirs, personal representatives and permitted assigns, and upon the Corporation, its successors and assigns. This Agreement shall inure only to the benefit of Indemnitee, his heirs, personal representatives and permitted assigns and to the benefit of the Corporation, its successors and assigns and shall not inure to the benefit of any other party. No assignment of this Agreement or of any duty, obligation, money due or to become due hereunder shall be made in whole or in part by Indemnitee without the prior written consent of the Corporation, which consent shall not be unreasonably withheld. Any assignment by Indemnitee or the Corporation shall not relieve the assignor of any duty or obligation of such assignor under this Agreement.

                 (c) No amendment, modification, termination or claimed waiver of any of the provisions hereof shall be valid unless in writing and signed by the party or an authorized representative of the party against whom such modification is sought to be enforced.




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                 IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on and as of the day and year first above written.

                          GTI CORPORATION

                          By:  \s\   Kenneth E. Maud
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                                  Kenneth E. Maud
                                  Title:   Chairman of the Board

                          INDEMNITEE

                          By:  \s\   Albert J. Hugo-Martinez
                               -----------------------------------
                                  Albert J. Hugo-Martinez
                                  Title:   President and CEO




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